Exhibit 10.1

EXECUTION VERSION

DIRECTOR APPOINTMENT, NOMINATION AND SETTLEMENT AGREEMENT

This Director Appointment, Nomination and Settlement Agreement (this “Agreement”), dated May 13, 2018, is entered into by and among, Darwin Deason (“Deason”), the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and together with Deason, the “Shareholder Group”, and each of Deason and such persons and entities listed on Schedule A, individually a “member” of the Shareholder Group), Xerox Corporation (the “Company”), William Curt Hunter, Jeff Jacobson, Robert J. Keegan, Charles Prince, Ann N. Reese and Stephen H. Rusckowski (collectively, the “Resigning Directors”) and Sara Martinez Tucker, Gregory Q. Brown, Joseph J. Echevarria and Cheryl Gordon Krongard (collectively, the “Continuing Directors” and collectively with the Resigning Directors and, upon her delivery of a joinder to this Agreement, Ursula Burns, the “Existing Directors”), and shall become effective in accordance with Section 21.

WHEREAS, an order granting a preliminary injunction (the “Preliminary Injunction”) was entered on April 27, 2018 in the matters styled as (A) Deason v. Fujifilm, et al., Index No. 650675/18, and (B) Deason v. Xerox Corp, et al., Index No. 650988/18 (collectively, the “Deason Litigations”);

WHEREAS, the parties wish to settle and discharge all claims against the Company and the Existing Directors in the Deason Litigations without the admission of any liability or wrongdoing of any kind whatsoever by the parties or any other Existing Director associated with any of the facts or claims alleged in the Deason Litigations;

WHEREAS, the Shareholder Group and the Company seek to preserve any and all claims that have been asserted or could be asserted against FUJIFILM Holdings Corporation (“Fujifilm”), including in the Deason Litigations, including the claim for aiding and abetting asserted therein, and the damages and relief sought against Fujifilm in the Deason Litigations;

WHEREAS, immediately prior to entry into this Agreement, the Company delivered by facsimile and email, with the original to follow by hand delivery, a written notice of termination (the “Notice of Termination”) of that certain Share Subscription Agreement, dated as of January 31, 2018, by and between the Company and Fujifilm (the “SSA”), to Fujifilm, which such notice was substantially in the form previously provided to parties hereto;

WHEREAS, the Company wishes to agree, in accordance with Section 1(b)(i) of this Agreement, that its slate of nominees for election to the Board at the 2018 annual meeting of shareholders of the Company (the “2018 Annual Meeting”) will consist only of the following individuals (collectively, the “2018 XRX Slate”): the New Independent Director, the Shareholder Designees, the Other Designee and the Continuing Directors; and

WHEREAS, the Company wishes to agree, in accordance with Section 1(b)(ii) of this Agreement that it will use its reasonable best efforts to cause the election of the 2018 XRX Slate at the 2018 Annual Meeting.

NOW THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Board Representation and Board Matters.

(a)	The Company, the Existing Directors and the Shareholder Group agree as follows:

(i)	at the Effective Time, the Company shall take all necessary action first, (A) to increase the size of the Board of Directors of the Company (the “Board”) from 10 members to 15 members, second, (B) to appoint Jonathan Christodoro (the “New Independent Director”), Scott Letier (the “Deason Designee”), Keith Cozza and Nicholas Graziano (collectively, the “Icahn Designees” and each, an “Icahn Designee” and together with the Deason Designee, the “Shareholder Designees”) and John Visentin (the “Other Designee”), third, (C) to procure and accept the resignation of each of the Resigning Directors from the Board, in each case substantially in the form attached hereto as Annex 1, and fourth, (D) to decrease the size of the Board from 15 members to 9 members;

(ii)	at the Effective Time, Jeff Jacobson agrees to resign from the Board and as Chief Executive Officer of the Company and the parties hereto agree that such resignation shall be treated as a voluntary resignation;

(iii)	that as of the date hereof and before giving effect to this Agreement, the Company represents and warrants that, prior to the Board appointing the New Independent Director, the Shareholder Designees and the Other Designee as directors and prior to the effectiveness of the resignations contemplated by Section 1(a)(i) and Section 1(a)(ii), the Board is composed of 10 directors and that there are no vacancies on the Board;

(iv)	the Company shall amend its advance notice bylaw provision to permit notices with respect to nominations of persons for election to the Board of Directors of the Company at the 2018 Annual Meeting and business proposed thereat until June 13, 2018; and

(v)	the Company shall hold, and complete, its 2018 Annual Meeting no later than the date that is the four month anniversary of the Effective Time.

(b)	The Company and the Shareholder Group agree as follows:

(i)	the Company’s slate of nominees for election to the Board at the 2018 Annual Meeting will consist only of the 2018 XRX Slate;

(ii)	the Company shall use reasonable best efforts to cause the election of the 2018 XRX Slate nominated by the Company at the 2018 Annual Meeting (including (A) recommending that the Company’s shareholders vote in favor of the election of the 2018 XRX Slate, (B) including the 2018 XRX Slate in the Company’s proxy statement and proxy card for the 2018 Annual Meeting, including by amending such proxy statement and proxy card, and (C) supporting each nominee on the 2018 XRX Slate for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate); and

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(iii)	that, to the extent permitted by law and the Company’s existing insurance coverage, from and after the Effective Time, the Shareholder Designees (solely in their capacities as directors) shall be covered by the D&O Insurance (as defined below).

(c)	At all times from the Effective Time through the termination of their service as a member of the Board, the Shareholder Group shall cause the Shareholder Designees to comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members and of which the Shareholder Designees have been provided written copies in advance (or which have been filed with the Securities and Exchange Commission or posted on the Company’s website), including the Company’s code of business conduct and ethics, standards of business conduct, securities trading policies, insider trading policy, directors confidentiality policy, directors’ code of conduct and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees. For the avoidance of doubt, without limiting the applicability of relevant laws, the Company agrees that such policies, procedures, processes, codes, rules, standards and guidelines shall not be applicable to, or deemed to apply or extend to, any member (individual or entity) of the Shareholder Group (other than their application to the Shareholder Designees).

(d)

Upon the Effective Time, each member of the Shareholder Group, on behalf of itself and its Related Parties, hereby irrevocably withdraws the nomination of Jonathan Christodoro, Keith Cozza, Jaffrey (Jay) A. Firestone and Randolph C. Read notified by or on behalf of it to the Company in connection with the 2018 Annual Meeting and any related materials or notices submitted to the Company in connection therewith or related thereto, and agrees not to, and not to knowingly encourage or induce any other Person to, nominate any new nominee for election at the 2018 Annual Meeting. Upon the Effective Time, each member of the Shareholder Group hereby further withdraws and terminates all requests for stock list materials and other books and records of the Company under Section 624 of the New York Business Corporation Law and New York common or other statutory or regulatory provisions providing for shareholder access to books and records. Each member of the Shareholder Group shall cause all Common Shares beneficially owned, directly or indirectly, by it (or by any of its affiliates) to be present for quorum purposes and to be voted at the 2018 Annual Meeting or special meeting of shareholders for election of directors prior to the 2018 Annual Meeting (and at any adjournments or postponements thereof), and further agrees that at any such meetings (including the 2018 Annual Meeting) it and they shall vote in favor of each nominee on the 2018 XRX Slate for election (and no other nominees); provided, that in no case shall any Common Shares beneficially owned, directly or indirectly, by Deason or his affiliates be required to be present for quorum purposes or vote at the 2018 Annual Meeting or any special meeting

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of shareholders for election of directors prior to the 2018 Annual Meeting (and at any adjournments or postponements thereof) if such Common Shares are beneficially owned, directly or indirectly, by Deason or his affiliates as a result of securities convertible into or exercisable or exchangeable for Common Shares if such securities have not been converted into or exercised or exchanged for such Common Shares prior to the 2018 Annual Meeting or any such special meeting.

2.	Director and Officer Indemnification; Release.

(a)	To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless and provide advancement of expenses (on an as incurred basis) to the present (as of the date of this Agreement) officers and directors of the Company and its subsidiaries and any individual who is or was as of the Effective Time serving at the request of the Company or any of its subsidiaries as a director, officer or employee of another Person (including, each of the Existing Directors) (each, an “Indemnified Person”) in respect of (i) acts or omissions occurring at or prior to the Effective Time, (ii) the fact that such Indemnified Person is or was a director, officer or employee, or is or was serving at the request of the Company or any of its subsidiaries as a director or officer of another Person prior to the Effective Time and (iii) this Agreement and the facts and circumstances leading up to, and including entry into, this Agreement, in each case to the fullest extent permitted by the New York Business Corporation Law or any other applicable law or provided under the Company’s or such subsidiary’s organizational documents (including its certificate of incorporation and bylaws) in effect as of the Effective Time.

(b)	The Company shall cause to be maintained in effect provisions in the Company’s (and each of its subsidiaries’) organizational documents (including their respective certificate of incorporation and bylaws) (or in such documents of any successor to the business of the Company or any such subsidiary) regarding elimination and limitation of liability of directors and officers, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence at the Effective Time.

(c)

From the Effective Time until the date that is 90 days after the date that is the six year anniversary of the Effective Time (and thereafter as necessary to maintain coverage for any claim made within six years after the Effective Time), the Company shall cause to be maintained in effect the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “D&O Insurance”), or shall obtain such other directors’ and officers’ insurance policies and fiduciary liability insurance policies from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to the D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the D&O Insurance in existence as of the Effective Time. For the avoidance of doubt, the Company may, and, in the event of a

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change of control of the Company (including as contemplated by Section 2(d)), shall, satisfy its obligations under this Agreement by obtaining “tail” directors’ and officers’ insurance policies and fiduciary liability insurance policies from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to the D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the D&O Insurance in existence as of the Effective Time

(d)	If the Company or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 2.

(e)	The rights of each Indemnified Person shall be in addition to any rights such Indemnified Person may have under the organizational documents (including the certificate of incorporation or bylaws) of the Company or any of its subsidiaries, or under any applicable law or under any agreement of any Indemnified Person with the Company or any of its subsidiaries.

(f)

The Company and each member of the Shareholder Group, on behalf of themselves and for all of their affiliated, associated, related, parent and subsidiary entities, successors, assigns, and the respective heirs, executors, administrators, successors and assigns of any such person or entity (“Related Parties”), irrevocably, absolutely and unconditionally release, settle, acquit and forever discharge each of the Existing Directors in their capacities as directors, officers, employees, agents or otherwise as representatives of the Company or any of its Related Parties (including serving as a director, officer or employee of another Person at the request of the Company or any of its subsidiaries) and each of their respective Related Parties (together, the “Director Released Parties”), from and against any and all causes of action, claims, actions, rights, judgments, obligations, damages, fines, penalties, amounts, demands, losses, controversies, contentions, complaints, promises, accountings, bonds, bills, debts, liabilities, dues, sums of money, expenses, specialties and fees and costs (whether direct, indirect or consequential, incidental or otherwise, including attorney’s fees, accountants’ fees and court costs, of whatever nature) incurred in connection therewith of any kind whatsoever, in their own right, representatively, derivatively or in any other capacity, in law or in equity or liabilities of whatever kind or character, arising under federal, state, foreign, or common law or the laws of any other relevant jurisdiction from the beginning of time to the Effective Time (“Claims”), whether now known or unknown, suspected or unsuspected, that the Company and each member of the Shareholder Group or any of their respective Related Parties now have, or at any time previously had, or shall or may have in the future; provided that nothing in this Agreement shall waive, release, bar, discharge, enjoin, or otherwise affect any Retained Claims. “Retained Claims”

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means any and all of the following: (i) Claims to enforce the terms of this Agreement, (ii) Claims of the Existing Directors and their respective Related Parties regarding any rights to indemnification or advancement of expenses of such Existing Director (including attorney’s fees), (iii) Claims of the Existing Directors and their respective Related Parties relating to the right to receive the compensation and benefits described in this Agreement, (iv) Claims of the Existing Directors and their respective Related Parties relating to the reimbursement of expenses incurred but unpaid at or prior to the Effective Time and (v) Claims of Related Parties relating to payment for services rendered but unpaid at or prior to the Effective Time. Nothing in this Agreement is intended to serve as a basis for any insurer to deny or disclaim coverage with respect to the Existing Directors in connection with any Claims asserted in the Deason Litigations, nor shall the Company or any member of the Shareholder Group take any action to knowingly impair such coverage. Without limiting the rights of the Existing Directors hereunder, nothing in this Agreement shall waive, release, bar, discharge, enjoin, or otherwise affect any Claim against Fujifilm, including in the Deason Litigations, including the claim for aiding and abetting asserted therein, and the damages and relief sought against Fujifilm in the Deason Litigations. The Company and the Existing Directors shall, at the sole cost and expense (including attorney’s fees of such cooperating party) of Deason, reasonably cooperate with Deason in his prosecution of the Claims against Fujifilm in the Deason Litigation; provided that, for the avoidance of doubt, the making of truthful statements shall not constitute a breach of such requirement.

(g)	Each member of the Shareholder Group, on behalf of itself and all of its Related Parties, irrevocably, absolutely and unconditionally releases, settles, acquits and forever discharges the Company and its Related Parties (the “Company Released Parties”) from and against any and all Claims, whether now known or unknown, suspected or unsuspected, that any member of the Shareholder Group or any of their respective Related Parties now has, or at any time previously had, or shall or may have in the future as a shareholder of the Company, arising by virtue of or in any manner related to any actions or inactions with respect to the Company or its respective affairs on or before the Effective Time, including in the Deason Litigations; provided that nothing in this Agreement shall waive, release, bar, discharge, enjoin, or otherwise affect any Retained Claims.

(h)	Each Existing Director, on behalf of himself or herself and for all of his or her Director Released Parties, irrevocably, absolutely and unconditionally releases, settles, acquits and forever discharges the Company and each of its Related Parties, each other Existing Director and each member of the Shareholder Group, from any and all Claims to the extent resulting from such Existing Director’s service as a director or officer of the Company at and prior to the Effective Time; provided that nothing in this Agreement shall waive, release, bar, discharge, enjoin, or otherwise affect any Retained Claims.

(i)	The Company, on behalf of itself and for all of its Related Parties, irrevocably, absolutely and unconditionally releases, settles, acquits and forever discharges

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each member of the Shareholder Group from and against any and all Claims, whether now known or unknown, suspected or unsuspected, that the Company now has, or at any time previously had, arising by virtue of or in any manner related to any actions or inactions with respect to the Company or its respective affairs on or before the Effective Time, including in the Deason Litigations; provided that nothing in this Agreement shall waive, release, bar, discharge, enjoin, or otherwise affect any Retained Claims.

(j)	Each member of the Shareholder Group, on behalf of itself and all of its Related Parties, irrevocably, absolutely and unconditionally releases, settles, acquits and forever discharges the present and former officers and employees of the Company and each of its Related Parties (together with the Director Released Parties and the Company Released Parties, the “Released Parties”) from and against any and all Claims, whether now known or unknown, suspected or unsuspected, that any member of the Shareholder Group or any of their respective Related Parties now has, or at any time previously had, or shall or may have in the future as a shareholder of the Company, arising by virtue of or in any manner related to any of: (A) matters that are the subject of the Deason Litigations, (B) (x) that certain Redemption Agreement, dated as of January 31, 2018, by and among Fuji Xerox Co., Ltd. (“FX”), Fujifilm and the Company and (y) that certain Share Subscription Agreement, dated as of January 31, 2018, by and between the Company and Fujifilm, (C) any agreement relating to FX that is publicly disclosed as of the date hereof (and any agreements entered into in connection with, or in furtherance of, such agreements), including (x) the Joint Enterprise Contract, between Xerox and Fujifilm, dated March 30, 2001, (y) the Technology Agreement, dated April 1, 2006, by and between the Company and FX and (z) the Master Program Agreement made and entered into as of September 9, 2013 by and between the Company and FX and (D) serving as a member of the board of directors of FX or any of its subsidiaries; provided that nothing in this Agreement shall waive, release, bar, discharge, enjoin, or otherwise affect any Retained Claims.

(k)	If any legal proceeding is instituted or any claim or demand is made against the Company or any Existing Director relating to any matter that is the subject of a release pursuant to this Section 2 (including any matter pending as of the Effective Time) then the Company shall not file any dispositive papers or consent to the entry of any judgment or enter into any settlement with respect to such claim or demand, or otherwise compromise such claim or demand, without the prior written consent of each Existing Director (other than an Existing Director that the Company can demonstrate it reasonably believes in good faith does not have an interest in such claim or demand) unless the judgment or settlement (x) involves only money damages that are paid by the Company and does not seek an injunction or other equitable relief (other than customary confidentiality obligations incidental to the granting of money damages), (y) does not provide for an admission of any wrongdoing or liability and (z) contains an unconditional release of each Existing Director.

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(l)	IT IS THE INTENTION OF EACH MEMBER OF THE SHAREHOLDER GROUP, EACH EXISTING DIRECTOR AND THE COMPANY IN EXECUTING THIS RELEASE, AND IN GIVING AND RECEIVING THE CONSIDERATION CALLED FOR HEREIN, THAT THE RELEASES CONTAINED IN THIS SECTION 2 SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL RELEASED MATTERS AND THE FINAL RESOLUTION BY EACH MEMBER OF THE SHAREHOLDER GROUP, EACH EXISTING DIRECTOR AND THE COMPANY AND THE RELEASED PARTIES OF ALL MATTERS RELEASED PURSUANT TO THIS SECTION 2. EACH MEMBER OF THE SHAREHOLDER GROUP HEREBY REPRESENTS TO EACH RELEASED PARTY THAT NONE OF THE MEMBERS OF THE SHAREHOLDER GROUP HAVE VOLUNTARILY OR INVOLUNTARILY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER TO ANY PERSON ANY RELEASED MATTERS AND THAT NO PERSON OTHER THAN THE MEMBERS OF THE SHAREHOLDER GROUP HAS ANY INTEREST IN ANY MATTER RELEASED PURSUANT TO THIS SECTION 2 BY LAW OR CONTRACT BY VIRTUE OF ANY ACTION OR INACTION BY ANY MEMBER OF THE SHAREHOLDER GROUP. EACH EXISTING DIRECTOR HEREBY REPRESENTS TO EACH RELEASED PARTY THAT SUCH EXISTING DIRECTOR HAS NOT VOLUNTARILY OR INVOLUNTARILY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER TO ANY PERSON ANY RELEASED MATTERS AND THAT NO PERSON OTHER THAN SUCH EXISTING DIRECTOR HAS ANY INTEREST IN ANY MATTER RELEASED PURSUANT TO THIS SECTION 2 BY LAW OR CONTRACT BY VIRTUE OF ANY ACTION OR INACTION BY SUCH EXISTING DIRECTOR. THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION 2 SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS SECTION 2 WHICH SHALL REMAIN IN FULL FORCE AND EFFECT.

(m)	The Company hereby waives, and shall cause its subsidiaries to waive, all rights of subrogation with respect to any indemnification payments made by the Company or any of its subsidiaries and shall not be entitled to any rights of subrogation with respect to claims of the Indemnified Persons or any of their Related Parties with respect to any indemnified losses and with respect to the claim giving rise to such losses.

(n)

Within three business days of the date of this Agreement, Deason, the Company, and the Existing Directors shall execute and deliver to one another the joint stipulation of discontinuance with prejudice of all claims asserted by Deason against the Company and/or the Existing Directors in the action styled Deason v. Fujifilm, et al., Index No. 650675/18, attached as Exhibit A hereto (the “Deason I Joint Discontinuance”), and the joint stipulation of discontinuance with prejudice of all claims asserted by Deason against the Company and/or the Existing Directors in the action styled Deason v. Xerox Corp, et al., Index No.

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650988/18, attached as Exhibit B hereto (the “Deason II Joint Discontinuance”, and, together with the Deason I Joint Discontinuance, the “Joint Discontinuances”). Within three business days of execution and delivery of the Joint Discontinuances, Deason shall file the Joint Discontinuances with the Court. Within three business days of the filing of the Joint Discontinuances with the Court, the Company and the Existing Directors shall file the necessary documents with the Appellate Division of the Supreme Court of New York, First Department, to withdraw and terminate their appeal of the April 27, 2018 Decision and Order of the Supreme Court, New York County (Ostrager, J.), granting Deason’s motion for preliminary injunction in the Deason Litigations.

(o)	Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall constitute a release, settlement, acquittal and/or discharge of any claims or causes of action against any agents, representatives, advisors, consultants or attorneys of either (i) the Existing Directors or (ii) the Company. For the avoidance of doubt, nothing in this Section 2(o) shall in any manner modify or otherwise diminish the releases of the Released Parties set forth above.

(p)	As promptly as practicable following the Effective Time, Deason, the Company, and the Existing Directors each shall use best efforts to cause the trial court to effect the dismissal with prejudice of the Deason Litigations as against the Company and the Existing Directors, including the preparation and execution of such other and further documentation necessary, by order of the trial court or otherwise, to obtain the full and final discontinuance of the Deason Litigations with prejudice as against the Company and the Existing Directors. In the event the Company and/or one or more of the Existing Directors seek dismissal with prejudice of the Deason Litigations as against the Company and the Existing Directors, (i) Deason will not oppose any such request for dismissal, (ii) Deason will cooperate with the Company and/or such Existing Directors in making a motion for dismissal of those actions and (iii) if requested to do so, Deason will use his best efforts to support a motion for dismissal of those actions.

(q)

The Company (on its own behalf and on behalf of its successors and assigns) and each member of the Shareholder Group (each on its own behalf and on behalf of its respective successors and assigns) covenants and agrees that each such Person shall not, after the Effective Time, seek to recover, or permit another to seek to recover on its behalf, from any of the Released Parties any damages or consideration of any kind, including any equitable relief, damages, fines, penalties, amounts, demands, losses, controversies, contentions, complaints, promises, accountings, bonds, bills, debts, liabilities, dues, sums of money, expenses, specialties and fees and costs (whether direct, indirect or consequential, incidental or otherwise, including attorney’s fees, accountants’ fees and court costs, of whatever nature), related in any way to the Claims, and that each member of the Shareholder Group (each on its own behalf and on behalf of its respective successors and assigns) and the Company (on its own behalf and on behalf of its successors and assigns) fully, finally, irrevocably, absolutely and unconditionally waives any right to recover any such damages or consideration of

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any kind, including any equitable relief, damages, fines, penalties, amounts, demands, losses, controversies, contentions, complaints, promises, accountings, bonds, bills, debts, liabilities, dues, sums of money, expenses, specialties and fees and costs (whether direct, indirect or consequential, incidental or otherwise, including attorney’s fees, accountants’ fees and court costs, of whatever nature); provided that nothing in this Agreement shall waive, release, bar, discharge, enjoin, or otherwise affect any Retained Claims.

(r)	The parties acknowledge that the Settlement Agreement releases claims that are unknown and unsuspected at the time of the Agreement and that the release of such claims was a specifically negotiated and material term of the Agreement. The parties further agree to waive the protections of Cal. Civ. Code 1542 or any similar provisions of law.

3.	Director Equity. The Company represents and warrants that no Resigning Director (other than Mr. Jacobson) owns any unvested options, restricted stock units or other unvested equity awards granted by the Company, other than deferred stock units (“DSUs”). Each of the DSUs, whether vested or unvested, granted to a Resigning Director shall be treated as if such Resigning Director had voluntarily resigned as of the date of this Agreement and shall be paid out in cash as soon as practical after the Effective Time. Mr. Hunter’s deferred compensation balance of $269,740 shall be paid out in cash as soon as practical after the Effective Time.

4.	Public Announcements. Unless otherwise agreed in writing, at (a) 7:30 pm New York City time on the date of this Agreement, the Company shall announce the execution of this Agreement by means of a press release substantially in the form attached to this Agreement as Exhibit C (the “Company Press Release”) and (b) 7:30 am New York City time on Monday, May 14, 2018, the Company shall file the Company Press Release as an exhibit to a Form 8-K. In addition, within four (4) business days of the Effective Time, the Company shall file this Agreement (including Exhibits) as an exhibit to a Form 8-K. The Company acknowledges that members of the Shareholder Group intend to file this Agreement (including Exhibits) as exhibits to its Schedule 13D pursuant to an amendment thereto.

5.	[Intentionally Omitted]

6.	Non-Disparagement. Each of the Company and each member of the Shareholder Group agrees not to, and to cause its Related Parties not to, Disparage Personally (as defined below), or knowingly encourage or knowingly induce others to Disparage Personally, any Existing Director. Each of the Existing Directors agrees not to, and to cause its Related Parties not to, Disparage Personally, or encourage or induce others to Disparage Personally any member of the Shareholder Group. “Disparage Personally” means to make, publish or communicate remarks, comments or statements, whether oral or written (including, but not limited to, television or radio, newspapers, magazines, computer networks, social media, or bulletin boards, or any other form of communication), that both (a) disparage, defame, impugn, or otherwise damage or assail, the relevant individual or entity and (b) concern or relate to the personal life (which, for the avoidance of doubt, shall not include, among other things, the business or professional life) of the relevant individual or entity.

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7.	Representations and Warranties of All Parties. Each of the parties hereto represents and warrants to the other parties that: (a) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) except as previously disclosed by the Company, this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

8.	Representations and Warranties of Deason. Deason represents and warrants that, as of the date of this Agreement: (a) Deason Beneficially Owns an aggregate of 15,322,341 Common Shares; (b) except for such ownership, Deason does not, individually or in the aggregate with any of his controlled Affiliates, have any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” below; and (c) other than Deason’s Beneficial Ownership of Common Shares, the Deason Designee does not have a material relationship with the Company as such term is used in Section 303A.02 of the NYSE Manual.

9.	Representations and Warranties of the Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement: (a) the Icahn Group collectively Beneficially Owns, an aggregate of 23,456,087 Common Shares; (b) except for such ownership, no member of the Icahn Group, individually or in the aggregate with any of its controlled Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” below; and (c) other than the Icahn Group’s beneficial ownership of Common Shares, the Icahn Designees do not have a material relationship with the Company as such term is used in Section 303A.02 of the NYSE Listed Company Manual.

10.	Representations and Warranties of the Existing Directors. Each of the Existing Directors represents and warrants to the Company and each member of the Shareholder Group that such Existing Director is not entitled to any compensation from the Company other than as has been disclosed prior to the date of this Agreement in the Company’s filings with the United States Securities and Exchange Commission or the equity awards granted on or about April 6, 2018.

11.	Representations and Warranties of the Company. The Company represents and warrants to each member of the Shareholder Group that: (a) except for the resignation of Jeff Jacobson as set forth in this Agreement and as otherwise previously disclosed, no officer of the Company has notified the Board of Directors of the Company that he or she intends to resign or retire within one year after the date of this Agreement; (b) the Company adopted the resolutions substantially in the form previously provided to parties hereto in connection with entry into this Agreement; and (c) prior to its entry into this Agreement, the Company delivered the Notice of Termination to Fujifilm.

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12.	Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies any of the other parties shall be entitled to at law or in equity, each other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the federal or state courts of the State of New York. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal or state courts of the State of New York in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the federal or state courts of the State of New York, and each of the parties hereto irrevocably waives the right to trial by jury, (d) agrees to waive any bonding or similar security requirement under any applicable law or otherwise, including in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

Notwithstanding anything to the contrary in this Section 12, any dispute or controversy brought by an Existing Director to enforce any right of any such Existing Director pursuant to Section 2 (whether based on contract or tort or upon any federal, state or local statute) shall, at the election of any party to such dispute, be submitted to Judicial Arbitration and Mediation Services (“JAMS”) for resolution in arbitration in accordance with the rules and procedures of JAMS. Any party to such dispute shall make such election by delivering written notice thereof to the other party at any time (but not later than 45 days after such party receives notice of the commencement of any administrative or regulatory proceeding or the filing of any lawsuit relating to any such dispute or controversy) and thereupon any such dispute or controversy shall be resolved only in accordance with the provisions of this Section 12. Any such proceedings shall take place in New York City before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. If the

12

parties cannot agree on an arbitrator, then an arbitrator will be selected using the alternate striking method from a list of 10 neutral arbitrators provided by JAMS with the complaining party making the first strike. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAMS and the immediately preceding sentence shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the federal or state courts of the State of New York for this purpose. For the avoidance of doubt, during any arbitration process, the Existing Directors will be entitled to indemnification and advancement of reasonable legal fees and reasonable expenses (on an as incurred basis); provided that such indemnification and advancement shall only cease if it is ultimately determined by a court of competent jurisdiction of which no further appeal can be made that such indemnification or advancement is prohibited by law. Without limiting the generality of Sections 2(a) and 2(b), the Company shall pay the costs of any arbitration to the extent involving the Existing Directors. If at the time any dispute or controversy arises with respect to this Agreement, JAMS is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS for the purposes of the foregoing provisions of this Section 12.

13.	No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. No waiver of any of the provisions of this Agreement shall be effective unless it is in writing signed by the party making such waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

14.	Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

13

15.	Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below and the appropriate confirmation is received (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Xerox Corporation

P.O. Box 4505

201 Merritt 7

Norwalk, Connecticut 06851

Attention:	General Counsel
Email:	sarah.hlavinka@xerox.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton and Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:	Robert S. Schumer; Ariel J. Deckelbaum
Email:	rschumer@paulweiss.com; ajdeckelbaum@paulweiss.com

if to Deason:

Darwin Deason

5956 Sherry Lane, Suite 800

Dallas, Texas 75225

Email:	jennifer@deasoncap.com

with a copy to (which shall not constitute notice):

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

Attention:	James C. Woolery
Email:	jwoolery@kslaw.com

if to the Icahn Group:

Icahn Associates Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Attention:	Keith Cozza
Email:	KCozza@sfire.com

with a copy to (which shall not constitute notice):

Icahn Associates Corp.

767 Fifth Avenue, 47th Floor

New York, New York 10153

Attention:	Louie Pastor
Email:	LPastor@sfire.com

14

if to the Existing Directors:

to the address set forth on such Existing Director’s signature page with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10019

Attention:	Alan M. Klein
Email:	aklein@stblaw.com

and any other counsel set forth on such Existing Director’s signature page, if any.

16.	Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement. Upon such determination that any term hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

17.	Counterparts. This Agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

18.	Successors and Assigns. This Agreement shall not be assignable by any of the parties hereto. Any purported assignment of this Agreement shall be null and void. This Agreement, however, shall be binding on successors of the parties hereto.

19.	No Third Party Beneficiaries; Joinder. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons; provided that each Indemnified Person and each Released Party is an express third party beneficiary of the relevant sub-sections of Section 2, and, in each case, such third party beneficiary shall be entitled to enforce this Agreement with respect to such provisions as if any such person were a party to this Agreement. The parties acknowledge and agree that Ursula Burns shall be deemed an Existing Director hereunder, and a party hereto, upon her delivery of a joinder hereto.

20.

Fees and Expenses. The Company agrees that it (a) shall reimburse each member of the Icahn Group and (b) shall immediately after the Effective Time reimburse Deason, in each case for all of their respective out-of-pocket fees and expenses (including legal expenses) incurred in connection with each member of the Shareholder Group’s involvement at the Company since May 1, 2017 to the date hereof (expressly excluding any fees incurred following the date hereof), including their Schedule 13D filings, litigation brought against the Company by any member of the Shareholder Group, any proxy contest with respect to the 2018 Annual Meeting, and the negotiation and execution of this Agreement, solely in the case of clause (b), in an aggregate amount not

15

to exceed that disclosed to the Company in writing prior to the date of this Agreement. Except as previously disclosed in writing to the Shareholder Group, the Company hereby represents, warrants, covenants and agrees with the Shareholder Group that no professional fees or expenses of the Company or the Existing Directors that were unpaid and/or unbilled as of 8:30 p.m. ET on April 27, 2018 (the “Decision Time”) (including, without limitation, any such fees or expenses payable or reimbursable by the Company in respect of services provided by Paul, Weiss, Rifkind, Wharton & Garrison LLP, Simpson Thacher & Bartlett LLP, Fried, Frank, Harris, Shriver & Jacobson LLP, McDermott Will & Emery, Weil, Gotshal & Manges LLP, Teneo Holdings LLC, Centerview Partners LLC, Citigroup Global Markets Inc., McKinsey & Company and Innisfree M&A Incorporated) have been or will be paid by the Company at or following the Decision Time unless approved by the Board, as constituted after giving effect to Sections 1(a)(i) and 1(a)(ii) hereof.

21.	Effectiveness. This Agreement shall become effective as of 5:30 pm New York City time on the date hereof (the “Effective Time”).

22.	Responsible Parties. Each member of the Shareholder Group shall cause its controlled Affiliates, and shall use its reasonable best efforts to cause its agents and other Persons acting on its behalf, to comply with the terms of this Agreement. The Company shall cause its directors, officers and controlled Affiliates, and shall use its reasonable best efforts to cause its agents and other Persons acting on its behalf, to comply with the terms of this Agreement. Each Existing Director shall use his or her reasonable best efforts to cause his or her agents and other Persons acting on his or her behalf to comply with the terms of this Agreement. Each member of the Shareholder Group, each Existing Director and the Company, respectively, shall be responsible for any breach of the terms of this Agreement by such Persons, as applicable.

23.	Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties hereto shall be deemed the work product of all of the parties hereto and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

As used in this Agreement, the term “Voting Securities” shall mean the outstanding shares of common stock, par value $1.00 per share, of the Company (the “Common Shares”) and any other equity securities of the Company, or securities convertible into,

16

or exercisable or exchangeable for Common Shares or such other equity securities, whether or not subject to the passage of time or other contingencies.

As used in this Agreement, the term “Beneficial Ownership” of Voting Securities means ownership of: (a) Voting Securities which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule l3d-3 of the General Rules and Regulations under the Exchange Act, (b) securities which such Person or any of such Person’s Affiliates or Associates has: (i) rights, obligations or options to own or acquire (whether such right, obligation or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise) or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing), (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) and with respect to which such first Person or any of such first Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of such securities or (d) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s Affiliates or Associates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s Affiliates or Associates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (i) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates or Associates, (ii) the derivative is required to be, or capable of being, settled through delivery of Voting Securities, or (iii) such person or any of such person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities.

For purposes of this Agreement, the term “Affiliate” and the term “Associate” shall have the applicable meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

[Signature Pages Follow]

17

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

XEROX CORPORATION

By:	/s/ Sarah E. Hlavinka
Name: Sarah E. Hlavinka
Title: EVP

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Darwin Deason
Darwin Deason

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

CARL C. ICAHN

By:	/s/ Carl C. Icahn
Carl C. Icahn

HIGH RIVER LIMITED PARTNERSHIP

By:	Hopper Investments LLC, its general partner
By:	Barberry Corp., its sole member

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

HOPPER INVESTMENTS LLC

By:	Barberry Corp., its sole member

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

BARBERRY CORP.

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

ICAHN PARTNERS LP

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

ICAHN ENTERPRISES G.P. INC.

By:	/s/ SungHwan Cho
	Name:	SungHwan Cho
	Title:	Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P. By: Icahn Enterprises G.P. Inc., its general partner

By:	/s/ SungHwan Cho
	Name:	SungHwan Cho
	Title:	Chief Financial Officer

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

IPH GP LLC

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

ICAHN CAPITAL LP

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

ICAHN ONSHORE LP

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

ICAHN OFFSHORE LP

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

BECKTON CORP.

By:	/s/ Edward E. Mattner
	Name:	Edward E. Mattner
	Title:	Authorized Signatory

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ William Curt Hunter
William Curt Hunter

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Jeff Jacobson
Jeff Jacobson

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Robert J. Keegan
Robert J. Keegan

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Charles Prince
Charles Prince

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Ann N. Reese
Ann N. Reese

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Stephen H. Rusckowski
Stephen H. Rusckowski

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Sara Martinez Tucker
Sara Martinez Tucker

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Gregory Q. Brown
Gregory Q. Brown

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Joseph J. Echevarria
Joseph J. Echevarria

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

By:	/s/ Cheryl Gordon Krongard
Cheryl Gordon Krongard

[Signature Page to Director Appointment, Nomination and Settlement Agreement]

SCHEDULE A

CARL C. ICAHN

HIGH RIVER LIMITED PARTNERSHIP

HOPPER INVESTMENTS LLC

BARBERRY CORP.

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

EXHIBIT A

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

DARWIN DEASON,	Index No. 650675/2018 (Ostrager, J.) PROPOSED ORDER AND STIPULATION OF DISCONTINUANCE WITH PREJUDICE
Plaintiff,
- against -

FUJIFILM HOLDINGS CORP., XEROX CORP., JEFF JACOBSON, GREGORY Q. BROWN, JOSEPH J. ECHEVARRIA, WILLIAM CURT HUNTER, ROBERT J. KEEGAN, CHERYL GORDON KRONGARD, CHARLES PRINCE, ANN N. REESE, STEPHEN H. RUSCKOWSKI, SARA MARTINEZ TUCKER, and URSULA M. BURNS,

Defendants.

IT IS HEREBY STIPULATED AND AGREED by and among the undersigned attorneys for the parties herein that, whereas no party hereto is an infant, incompetent person for whom a committee has been appointed or a conservatee appointed, pursuant to CPLR 3217, all claims in the above-referenced proceeding as against Defendants Xerox Corporation (“Xerox”), Jeff Jacobson, Gregory Q. Brown, Joseph J. Echevarria, William Curt Hunter, Robert J. Keegan, Cheryl Gordon Krongard, Charles Prince, Ann N. Reese, Stephen H. Rusckowski, Sara Martinez Tucker, and Ursula M. Burns (collectively, the “Director Defendants”, and, together with Xerox, the “Xerox Defendants”) are hereby discontinued with prejudice, without costs, attorneys’ fees, penalties or interest to any party.

IT IS FURTHER STIPULATED AND AGREED that the injunctions contained in the Decision and Order entered in the above-referenced proceeding on [●], 2018 are hereby dissolved as against the Xerox Defendants.

IT IS FURTHER STIPULATED AND AGREED that this stipulation may be filed and an order may be entered upon this stipulation without further notice to any party.

Dated:	New York, New York

[●], 2018

KING & SPALDING LLP	PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

By: .	By: .
Israel Dahan Richard T. Marooney, Jr. Peter Isajiw	Jay Cohen Claudia Hammerman Daniel J. Toal Jaren Janghorbani

1185 Avenue of the Americas New York, New York 10036 (212) 556-2114	1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Attorneys for Plaintiff	Attorneys for Xerox Defendants

IT IS SO ORDERED.
Dated:	J.S.C.

2

EXHIBIT B

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

DARWIN DEASON,	Index No. 650988/2018 (Ostrager, J.) PROPOSED ORDER AND STIPULATION OF DISCONTINUANCE WITH PREJUDICE
Plaintiff,
- against -

XEROX CORP., JEFF JACOBSON, GREGORY Q. BROWN, JOSEPH J. ECHEVARRIA, WILLIAM CURT HUNTER, ROBERT J. KEEGAN, CHERYL GORDON KRONGARD, CHARLES PRINCE, ANN N. REESE, STEPHEN H. RUSCKOWSKI, and SARA MARTINEZ TUCKER,

Defendants.

IT IS HEREBY STIPULATED AND AGREED by and among the undersigned attorneys for the parties herein, that, whereas no party hereto is an infant, incompetent person for whom a committee has been appointed or a conservatee appointed, the above-referenced proceeding is hereby discontinued with prejudice pursuant to CPLR 3217, without costs, attorneys’ fees, penalties or interest to any party.

IT IS FURTHER STIPULATED AND AGREED that the injunctions contained in the Decision and Order entered in the above-referenced proceeding on [●], 2018 are hereby dissolved.

IT IS FURTHER STIPULATED AND AGREED that this stipulation may be filed and an order may be entered upon this stipulation without further notice to any party.

Dated:	New York, New York

[●], 2018

KING & SPALDING LLP	PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

By: .	By: .
Israel Dahan Richard T. Marooney, Jr. Peter Isajiw	Jay Cohen Claudia Hammerman Daniel J. Toal Jaren Janghorbani

1185 Avenue of the Americas New York, New York 10036 (212) 556-2114	1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Attorneys for Plaintiff	Attorneys for Defendants

IT IS SO ORDERED.
Dated:	J.S.C.

2

EXHIBIT C

News from Xerox

For Immediate Release	Xerox Corporation 201 Merritt 7 Norwalk, CT 06851-1056

tel +1-203-968-3000

Xerox Terminates Transaction Agreement with Fujifilm and Enters into New Agreement with Carl Icahn and Darwin Deason

•	Xerox Terminates Transaction Agreement to Combine with Fuji Xerox, then Enters into Settlement Agreement with Icahn and Deason

•	John Visentin to be Named Vice Chairman and Chief Executive Officer

•	New Xerox Board to Convene Immediately to Discuss Strategic Alternatives

NORWALK, Conn., May 13, 2018 - Xerox_(NYSE: XRX) today announced that, at 5:00 p.m. ET on May 13, 2018, it notified Fujifilm that the previously announced transaction agreement to combine Xerox with Fuji Xerox is being terminated in accordance with its terms due to, among other things, the failure by Fujifilm to deliver the audited financials of Fuji Xerox by April 15, 2018 and the material deviations reflected in the audited financials of Fuji Xerox, when delivered, from the unaudited financial statements of Fuji Xerox and its subsidiaries provided to Xerox prior to the date of the Subscription Agreement and taking into account other circumstances limiting the ability of the Company, Fujifilm and Fuji Xerox to consummate a transaction.

Thereafter, Xerox entered into a new settlement agreement with Carl Icahn and Darwin Deason. The settlement agreement resolves the pending proxy contest in connection with the company’s 2018 Annual Meeting of Shareholders and Mr. Deason’s litigation against Xerox and its directors. It does not affect any claims of Mr. Deason or other Xerox shareholders against Fujifilm for aiding and abetting.

Under the terms of the settlement agreement, the following occurred:

•	Xerox appointed five new members to its Board of Directors: Jonathan Christodoro, Keith Cozza, Nicholas Graziano, Scott Letier and John Visentin.

•	Gregory Brown, Joseph Echevarria, Cheryl Krongard and Sara Martinez Tucker will continue to serve as members of the Xerox Board of Directors.

•	Robert J. Keegan, Charles Prince, Ann N. Reese, William Curt Hunter, and Stephen H. Rusckowski each resigned from the Board of Directors of Xerox.

•	Jeff Jacobson resigned from his role as Chief Executive Officer and as a member of the Board of Directors of Xerox.

Subsequent to joining the Xerox Board of Directors, Keith Cozza, the Chief Executive Officer of Icahn Enterprises L.P., is expected to be appointed as the new Chairman of the Board of Directors of Xerox, and John Visentin is expected to be appointed as the Vice Chairman and new Chief Executive Officer of Xerox.

As part of the agreement, Xerox and Carl Icahn will withdraw their respective nominations of any other director candidates for election at the 2018 Annual Meeting of Shareholders. Xerox will continue to waive the advance notice bylaw to enable any Xerox shareholder to provide notice of intent to nominate directors for election at the 2018 Annual Meeting of Shareholders until June 13, 2018. The 2018 Annual Meeting of Shareholders will be postponed to a later date.

The new Board of Directors plans to meet immediately and, among other things, begin a process to evaluate all strategic alternatives to maximize shareholder value.

The former Board of Directors of Xerox provided the following statement:

“Over the past several weeks, the Xerox Board has repeatedly requested that Fujifilm immediately enter into negotiations on improved terms for a proposed transaction. Despite our insistence, Fujifilm provided no assurance that it will do so within an acceptable timeframe. The Xerox Board believes that the transaction cannot reasonably be expected to be completed under these circumstances, particularly given the court’s injunction of the transaction and the lack of shareholder support for the transaction on current terms, as well as the unresolved accounting issues at Fuji Xerox.

The Board also considered the potential instability and business disruption during a proxy contest. Absent a viable, timely transaction with Fujifilm, the Xerox Board believes it is in the best interests of the company and all of its shareholders to terminate the proposed transaction and enter a new settlement agreement with Icahn and Deason. Under the agreement, the Xerox Board will be reconstituted to determine the best path forward to maximize value for Xerox shareholders.”

Carl Icahn provided the following statement:

“We are extremely pleased that Xerox finally terminated the ill-advised scheme to cede control of the company to Fujifilm. With that behind us and new shareholder-focused leadership in place, today marks a new beginning for Xerox. We have often said that the most important person at a company (by far) is the CEO. We are therefore also pleased that John Visentin, a tried and true veteran in this area, will be taking the helm.”

Darwin Deason provided the following statement:

“With the limiting Fujifilm agreement terminated, Xerox is now positioned to conduct a true, robust strategic alternatives process. John Visentin has spent weeks preparing himself to run the company and speaking to numerous market participants regarding strategic alternatives. Xerox is fortunate to have someone with his experience and preparation to lead it through this exciting and transformative time.”

New Director Biographies

Giovanni (“John”) Visentin is expected to be the Vice Chairman and Chief Executive Officer of Xerox Corporation. Prior to being appointed to that role, Mr. Visentin was a Senior Advisor to the Chairman of Exela Technologies and an Operating Partner for Advent International, where he provided advice, analysis and assistance with respect to operational and strategic business matters in the due diligence and evaluation of investment opportunities. John was also a consultant to Icahn Capital in connection with a proxy contest at Xerox Corporation from March 2018 to May 2018. In October 2013, Mr. Visentin was named Executive Chairman and Chief Executive Officer of Novitex Enterprise Solutions following the acquisition of Pitney Bowes Management Services by funds affiliated with Apollo Global Management. In July 2017, Novitex closed on a business combination with SourceHOV, LLC and Quinpario Acquisition Corp. 2 to form Exela Technologies, becoming one of the largest global providers of transaction processing and enterprise information management solutions. Exela Technologies now trades on the NASDAQ under the ticker symbol XELA. Mr. Visentin was previously an Advisor with Apollo Global Management and contributed to their February 2015 acquisition of Presidio, the leading provider of professional and managed services for advanced IT solutions, where he was Chairman of the Board of Directors from February 2015 to November 2017. Mr. Visentin has managed multibillion dollar business units in the IT services industry (at each of Hewlett-Packard and IBM) and over the course of his career has a proven track record transforming complex operations to consistently drive profitable growth. Mr. Visentin graduated from Concordia University in Montreal, Canada, with a Bachelor of Commerce.

Jonathan Christodoro is a private investor. Mr. Christodoro served as a Managing Director of Icahn Capital LP, where he was responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies, from July 2012 to February 2017. Prior to joining Icahn Capital, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC, Prentice Capital Management, LP and S.A.C. Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro has been a director of: PayPal Holdings, Inc., a technology platform company that enables digital and mobile payments worldwide, since July 2015; Lyft, Inc., a mobile ride-sharing application, since May 2015; Enzon Pharmaceuticals, Inc., a biotechnology company, since October 2013 (and has been Chairman of the Board of Enzon since November 2013); and Herbalife Ltd., a nutrition company, since April 2013. Mr. Christodoro was previously a director of: Xerox, from June 2016 to December 2017; Cheniere Energy, Inc., a developer of natural gas liquefaction and export facilities and related pipelines, from August 2015 to August 2017; American Railcar Industries, Inc., a railcar manufacturing company, from June 2015 to February 2017; Hologic, Inc., a supplier of diagnostic, medical imaging and surgical products, from December 2013 to March 2016; eBay Inc., a global commerce and payments company, from March 2015 to July 2015; and Talisman Energy Inc., an independent oil and gas exploration and production company, from December 2013 to May 2015. American Railcar Industries is indirectly controlled by Carl C. Icahn. Mr. Icahn has or previously had non-controlling interests in each of Xerox, PayPal, eBay, Lyft, Cheniere, Hologic, Talisman, Enzon and Herbalife through the ownership of securities. Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

Keith Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since February 2014. In addition, Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been a director of: Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since February 2014; and Icahn Enterprises L.P., since September 2012. In addition, Mr. Cozza serves as a director of certain wholly-owned subsidiaries of Icahn Enterprises L.P., including: Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation), a supplier of automotive powertrain and safety components; Icahn Automotive Group LLC, an automotive parts installer, retailer and distributor; and PSC Metals Inc., a metal recycling company. Mr. Cozza was previously: a director of Herbalife Ltd., a nutrition company, from April 2013 to April 2018; a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2014 to June 2017; a director of FCX Oil & Gas Inc., a wholly-owned subsidiary of Freeport-McMoRan Inc., from October 2015 to April 2016; a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. Federal-Mogul, Icahn Automotive, CVR Refining, Icahn Enterprises, PSC Metals, and Tropicana are each indirectly controlled by Carl C. Icahn, and American Railcar Leasing was previously indirectly controlled by Mr. Icahn. Mr. Icahn also has or previously had non- controlling interests in Freeport-McMoRan, Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

Nicholas Graziano has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. At Corvex, Mr. Graziano played a key role in investment management and analysis, hiring and training of analysts and risk management. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc., where he managed a proprietary equity portfolio and made investment recommendations, from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, where he helped build and lead the special situations team responsible for managing a portfolio of concentrated equity and activist investments, from July 2006 to July 2009. Mr. Graziano has served on the Board of Directors of Herbalife Ltd., a nutrition company, since April 2018. Mr. Graziano previously served on the Board of Directors of each of: Fair Isaac Corporation (FICO) from February 2008 to May 2013; WCI Communities Inc. from August 2007 to August 2009; and InfoSpace Inc. from May 2007 to October 2008. Carl C. Icahn has non-controlling interests in Herbalife through the ownership of securities. Sandell Asset Management had non-controlling interests in FICO and InfoSpace through the ownership of securities. Mr. Graziano completed a five-year undergraduate/MBA program at Duke University earning a BA in Economics and an MBA from The Fuqua School of Business.

A. Scott Letier has been Managing Director of Deason Capital Services, LLC, (“DCS”) the family office for Darwin Deason, since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (Now Ernst & Young). Mr. Letier has served on numerous boards in the past, and currently serves on the Board of Directors for various private companies, including Stellar Global, LLC, an Australian and US based BPO/CRM Call Center Company, Colvin Resources Group, a Dallas based search and staffing firm, Grow 52, LLC (dba, Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier also serves as Treasurer, board member, executive committee member, and is Chairman of the audit and finance committees of the Dallas County Community College District Foundation. Mr. Letier is a Certified Public Accountant and has a BBA with a concentration in accounting from the Southern Methodist University – Cox School of Business.

Cautionary Statement Regarding Forward-Looking Statements

This communication, and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: our ability to address our business challenges in order to reverse revenue declines, reduce costs and increase productivity so that we can invest in and grow our business; changes in economic and political conditions, trade protection measures, licensing requirements and tax laws in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that partners, subcontractors and software vendors will not perform in a timely, quality manner; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to manage changes in the printing environment and expand equipment placements; interest rates, cost of borrowing and access to credit markets; funding requirements associated with our employee pension and retiree health benefit plans; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a party; the risk that we do not realize all of the expected strategic and financial benefits from the separation and spin-off of our Business Process Outsourcing business; the effects on our business resulting from actions of activist shareholders; the results of any process to evaluate strategic alternatives; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our 2017 Annual Report on Form 10-K, as well as our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Fuji Xerox Co., Ltd. (“Fuji Xerox”) is a joint venture between Xerox and Fujifilm in which Xerox holds a noncontrolling 25% equity interest and Fujifilm holds the remaining equity interest. In April 2017, Fujifilm formed an independent investigation committee (the “IIC”) to primarily conduct a review of the appropriateness of the accounting practices at Fuji Xerox’s New Zealand subsidiary and at other subsidiaries. The IIC completed its review during the second quarter 2017 and identified aggregate adjustments to Fuji Xerox’s financial statements of approximately JPY 40 billion (approximately $360 million) primarily related to misstatements at Fuji Xerox’s New Zealand and Australian subsidiaries. We determined that our share of the total adjustments identified as part of the investigation was approximately $90 million and impacted our fiscal years 2009 through 2017. We revised our previously issued annual and interim consolidated financial statements for 2014, 2015 and 2016 and the first quarter of 2017. However, Fujifilm and Fuji Xerox continue to review Fujifilm’s oversight and governance of Fuji Xerox as well as Fuji Xerox’s oversight and governance over its businesses in light of the findings of the IIC. At this time, we can provide no assurances relative to the outcome of any potential governmental investigations or any consequences thereof that may happen as a result of this matter.

About Xerox

Xerox Corporation is a technology leader that innovates the way the world communicates, connects and works. We understand what’s at the heart of sharing information – and all of the forms it can take. We embrace the integration of paper and digital, the increasing requirement for mobility, and the need for seamless integration between work and personal worlds. Every day, our innovative print technologies and intelligent work solutions help people communicate and work better. Discover more at www.xerox.com and follow us on Twitter at @Xerox.

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Media Contact:

Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

Investor Contact:

Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com

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ANNEX I

Board of Directors

c/o Xerox Corporation

201 Merritt 7

Norwalk, Connecticut, 06851

May 13, 2018

Re: Letter of Resignation

Ladies and Gentlemen:

Reference is made to that certain Director Appointment, Nomination and Settlement Agreement (the “Agreement”), dated as of May 13, 2018, entered into by and among, Darwin Deason, the persons and entities listed on Schedule A to the Agreement, Xerox Corporation (the “Company”), William Curt Hunter, Jeffrey Jacobson, Robert J. Keegan, Charles Prince, Ann N. Reese, Stephen H. Rusckowski, Sara Martinez Tucker, Gregory Q. Brown, Joseph J. Echevarria and Cheryl Gordon Krongard. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

In accordance with Section 1(a)(i) of the Agreement, I hereby resign from all positions that I hold as member of the board of directors or any board equivalent (and all committees thereof, to the extent applicable) of the Company or any of its subsidiaries, in each case, effective as of the Effective Time.

Pursuant to the Agreement, by virtue of my resignation as a director, I am not waiving any rights or claims to indemnification or advancement of expenses under the organizational documents (including the certificate of incorporation or bylaws) of the Company or any of its subsidiaries, under any insurance policy of the Company or any of its subsidiaries (including, for the avoidance of doubt, the D&O Insurance), or under any applicable law or under any agreement to which I am a party along with the Company or any of its subsidiaries, in respect of or related in any way to (i) any acts or omissions occurring at or prior to the Effective Time, (ii) the fact that I was a director, or was serving at the request of the Company or any of its subsidiaries as a director or officer of another Person prior to the Effective Time and (iii) the Agreement and the facts and circumstances leading up to, and including entry into, the Agreement. All such rights and claims are expressly preserved. For the avoidance of doubt, the foregoing resignation shall not affect the treatment of outstanding equity awards, including deferred stock units, as contemplated by the Agreement. If the Effective Time does not occur for any reason, this resignation shall be null and void.

I note that my resignation is not because of any disagreements with the Company or any of its subsidiaries regarding any matter related to the Company’s operations, policies or practices.

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